Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-54937, 33-63133, 33-15871, 333-36601, 333-45245, 333-77559, 333-64279, 333-35124, 333-42446, 333-59162, 333-61742, 333-100978, 333-112148, 333-122231, 333-128376, 333-131423, 333-138205, 333-149751) of Integrated Device Technology, Inc. of our report dated May 19, 2008 relating to the consolidated financial statements, consolidated financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 19, 2008